SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                      _____________________________________

                                    FORM 8-A

                  REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      _____________________________________


     IRWIN FINANCIAL CORPORATION                 IFC CAPITAL TRUST III
      (Exact Name of Registrant                (Exact Name of Registrant
     as Specified in Its Charter)             as Specified in Its Charter)
               INDIANA                                  DELAWARE
State of Incorporation or Organization) (State of Incorporation or Organization)

               35-1286807                               35-6709927
  (I.R.S. Employer Identification No.)     (I.R.S. Employer Identification No.)
          500 WASHINGTON STREET                   500 WASHINGTON STREET
         COLUMBUS, INDIANA 47201                 COLUMBUS, INDIANA 47201
(Address of Principal Executive Offices)(Address of Principal Executive Offices)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. | |

     Securities to be Registered Pursuant to Section 12(b) of the Act:

           Title of Each Class                 Name of Each Exchange on Which
          to be so  Registered:               Each Class is to be  Registered:
      8.75% Cumulative  Convertible                New York Stock Exchange
      Trust  Preferred  Securities
(and the Guarantee with respect thereto)

     Securities to be Registered Pursuant to Section 12(g) of the Act: None


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of IFC Capital Trust III's 8.75% Cumulative Convertible Trust Preferred Securities (the "Convertible Trust Preferred Securities") and Irwin Financial Corporation's guarantee (the "Guarantee") is incorporated herein by reference to the information contained under the captions "Description of the Convertible Preferred Securities," "Description of the Convertible Debentures" and "Description of the Guarantees" in the Prospectus (Registration No. 333-44458 and Registration No. 333-44458-02) filed by Irwin Financial Corporation and IFC Capital Trust III with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) on November 17, 2000 under the Securities Act of 1933, as amended.

ITEM 2.  EXHIBITS.

     All exhibits required by the Instruction to Item 2 will be provided to the New York Stock Exchange.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated September 19, 2001                    IRWIN FINANCIAL CORPORATION

                                            By: /s/ Gregory F. Ehlinger
                                                --------------------------------
                                                Gregory F. Ehlinger
                                                Senior Vice President and
                                                Chief Financial Officer


                                            IFC CAPITAL TRUST III


                                            By: /s/ Thomas D. Washburn
                                                --------------------------------
                                                Thomas D. Washburn, as Trustee

                                            By: /s/ Jody A. Littrell
                                                --------------------------------
                                                Jody A. Littrell, as Trustee

                                            By: /s/ Gregory F. Ehlinger
                                                --------------------------------
                                                Gregory F. Ehlinger, as Trustee

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